EXHIBIT 10.40

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 9, 2008, by and among Challenger Powerboats, Inc., a Nevada corporation, and its subsidiaries, successors in interest to Challenger Powerboats, Inc. and its subsidiaries (collectively, the “Company”), and the investors listed on Schedule 1 attached hereto (who shall execute this Agreement and who are collectively referred to as the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to authorize, issue and sell shares of its Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Stock”) to the Investors, and the Investors desire to purchase shares of the Series A Stock, all on the terms and subject to the conditions herein set forth; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement (the “Security Agreement”) pursuant to which the Company and its wholly-owned subsidiaries agree to provide the Investors a security interest in Pledged Collateral (as such term is defined therein) to secure the Company’s obligations under the Transaction Documents (as defined herein).

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Authorization of Securities.  The Company has authorized the number of shares of Series A Stock as provided herein, which shall be entitled to the rights, privileges and preferences set forth in the Company’s Articles of Incorporation as modified by the Certificate of Designation for the Series A Stock that has been filed by the Company with the Nevada Secretary of State on or before the Closing.  As used in this Agreement, the term “Preferred Stock” shall mean the shares of Series A Stock issued and outstanding immediately after the closing described in Section 3 hereof and all shares of Series A Stock issued in exchange or substitution therefor.  The Series A Stock shall be convertible into shares of the Common Stock, $0.001 par value per share (the “Common Stock”), as set forth in the Articles of Incorporation.  The Company shall authorize and reserve a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion and purchase of the holders of the Series A Stock.  Any shares of Common Stock issuable upon conversion of the Series A Stock, when issued, shall be referred to as “Conversion Shares”.

2.

Sale and Purchase of Shares of the Series A Stock.  Subject to the terms and conditions herein, the Company agrees to sell to the Investors, and each of the Investors severally agrees to purchase from the Company on the date hereof in accordance with this Agreement, the number of shares of Series A Stock set forth opposite such Investor’s name on Schedule 1 at a purchase price of Ten Dollars

($10.00) per share (the “Purchase Commitment”).  The Company’s agreement with each Investor is a separate agreement, and the sale of the Series A Stock to each Investor is a separate sale.

3.

The Closing.  The closing of the sale of the Series A Stock shall take place at 10:00 a.m. local time at the offices of the Company on December 26, 2007, or at such other place or different time or day as may be mutually acceptable to the Investors and the Company (the “Closing”).  The date and time on which the Closing occurs shall be referred to as the “Closing Date”.  On the Closing Date, the Company shall deliver to each of the Investors purchasing shares of the Series A Stock on such date a stock certificate for the number of shares of Series A Stock being acquired by such Investor, which shares shall be registered in the Investor’s name or as otherwise designated by the Investor.  At the Closing, each Investor shall pay to the Company the purchase price for the Purchase Commitment set forth on Schedule 1 by wire transfer of immediately available funds or bank or cashier’s check payable to the Company.

4.

Representations and Warranties by the Company.  As a material inducement to each of the Investors to enter into this Agreement and to purchase the number of shares of the Series A Stock set forth after such Investor’s name on Schedule 1, with the understanding that each Investor will be relying thereon in consummating the transactions contemplated hereunder, the Company hereby represents and warrants to each Investor that, except as set forth (i) in the Disclosure Schedule attached hereto and prepared and delivered by the Company to the Investors on the date hereof (the “Disclosure Schedule”), or (ii) the SEC Documents (as defined herein), the statements contained in this Section 4 are true and correct.  The Disclosure Schedule is arranged in sections corresponding to the sections and subsections of this Section 4:

4.1.

Organization, Qualification and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority, and all governmental licenses, governmental authorizations, governmental consents and governmental approvals, required to carry on its business as now conducted and to own, lease and operate the assets and properties of the Company as now owned, leased and operated.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of its properties and assets owned, leased or operated by the Company or the nature of the business conducted by the Company requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing in such other jurisdiction could not, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on the Company.  The Company has heretofore delivered to the Investors complete and accurate copies of its Articles of Incorporation and Bylaws, as currently in effect. The Company has previously delivered to the Investors a complete and accurate list of all jurisdictions in which the Company is qualified or licensed to do business as of the date hereof.

4.2.

Authorization; Enforcement.  The Company has full power and authority to enter into this Agreement, the related Security Agreement, any and all agreements referenced herein or therein, and all agreements and documents related to the foregoing (collectively, the “Transaction Documents”) and to carry out the transactions contemplated in the Transaction Documents.  The Board of Directors of the Company and the Company’s stockholders have taken all action required by law, the Company’s charter documents and otherwise to duly and validly authorize and approve the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated in the Transaction Documents and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby.  The affirmative vote of holders of at least a majority of the outstanding shares of the Company’s (a) Common Stock, voting as separate classes, were the only votes of the holders of any class or series of the Company’s capital stock necessary to approve and adopt the Transaction Documents and to consummate the transaction contemplated thereby.  The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.3.

Capitalization of the Company.  The Company has authorized (a) 100,000,000 shares of Common Stock, 74,229,579 of which shares are issued and outstanding, and (b) 5,000,000 shares of Series A Stock, none of which are issued and outstanding (together with the Common Stock, the “Capital Stock”).  All of the issued and outstanding shares of the Capital Stock are duly authorized, validly issued, fully paid, non-assessable and, except for the Series A Stock, free of preemptive rights.  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its securities.  There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of Capital Stock.  As of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the Commission or any other regulatory agency.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Preferred Stock as described in this Agreement.

4.4.

Non-Contravention.  Neither the execution, delivery and performance by the Company of the Transaction Documents nor the consummation of the transactions contemplated therein will (i) contravene or conflict with the charter documents of the Company, (ii) contravene or conflict with or constitute a violation of any provision of any Applicable Law (as defined herein) binding upon or applicable to the Company or any of the Company’s assets, (iii) result in the creation or imposition of any Lien (as defined herein) on any of the Company’s assets, other than Permitted Liens (as defined herein), (iv) be in conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under any terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license, contract, franchise, permit, instrument or other agreement or obligation to which the Company is a party, or by which any of its properties or assets may be bound, or (v) to the knowledge of the Company, disrupt or impair any business relationship with any material supplier, customer, distributor, sales representative or employee of the Company.  Neither the Company nor its subsidiaries is in violation of any term of or in default under its charter documents or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any Applicable Law, the Company is not

required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

4.5.

Consents and Approvals.  No consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a “Consent” and sometimes collectively as “Consents”), any Person, including, without limitation, any Governmental Authority (as defined herein), is required in connection with the execution, delivery or performance of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated therein.  To the knowledge of the Company, there are no facts relating to the identity or circumstances of the Company that would prevent or materially delay obtaining any of the Consents.

4.6.

Financial Statements; Undisclosed Liabilities.

(a)

The Company has previously delivered to the Investors complete and accurate copies of the audited balance sheet of the Company as of December 31, 2006 (the “Latest Balance Sheet”) and the unaudited statements of income of the Company for the 3-month period ended June 30, 2007 (such statements of income and the Latest Balance Sheet being herein referred to as the “Latest Financial Statements”).  The Latest Financial Statements are based upon the information contained in the books and records of the Company and fairly and accurately present the financial condition of the Company as of the dates thereof and results of operations for the periods referred to therein.  The Latest Financial Statements have been prepared in accordance with GAAP (as defined herein) applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required for compliance with GAAP), and reflect all adjustments necessary to a fair and accurate statement of the financial condition and results of operations of the Company for the interim periods presented.

(b)

All accounts, books and ledgers related to the business of the Company and its subsidiaries are properly and accurately kept, are complete in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.  Neither the Company nor its subsidiaries have any of its material records, systems, controls, data, or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company or its subsidiaries.

(c)

Except as and to the extent reflected in the Latest Balance Sheet, the Company does not have any Liabilities (as defined herein) of any nature (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted), other than Liabilities incurred in the Ordinary Course of Business (as defined herein) since the date of the Latest Balance Sheet and Liabilities arising in connection with this Agreement and the transactions contemplated herein.

4.7.

Assets and Properties.

(a)

Except as previously disclosed in the SEC Filings, the Company has good and valid right, title and interest in and to or, in the case of leased properties or properties held under license, good and valid leasehold or license interests in, all of their assets and properties, including, but not limited to, all of the machinery, equipment, terminals, computers, vehicles, and all other assets and properties (real, personal or mixed, tangible or intangible) reflected in the Latest Balance Sheet and all of the assets purchased or otherwise acquired since the date of the Latest Balance Sheet, except those assets and properties disposed of in the Company’s ordinary course of business after the date of the Latest Balance Sheet.  The Company holds title to each such property and asset free and clear of all Liens, except Permitted Liens, and is in sole possession of, and has sole control of, its material assets.

(b)

Except as previously disclosed in the SEC Filings, the material equipment owed by the Company has been properly maintained and is in good operating condition and repair and is adequate for the uses for which they are currently being put by the Company, normal wear and tear excepted.  To the knowledge of the Company, no such asset is in need of maintenance or repair, except for routine maintenance and repairs that are in the ordinary course.

(c)

Except as previously disclosed in the SEC Filings, the Company owns or has the right to use all material property, real or personal, tangible or intangible, which is necessary for the operation of its business in substantially the same manner as it has been conducted during the period covered by the Latest Balance Sheet.

4.8.

Compliance with Applicable Laws.  The Company has not violated or infringed, nor is it in violation or infringement of, any Applicable Law or any order, writ, injunction or decree of any Governmental Authority in connection with its activities.  The Company, and its officers, directors, agents and employees, have complied with all Applicable Laws.  No claims have been filed against the Company alleging a violation of any Applicable Law.

4.9.

Permits.  The Company has conducted its business in compliance with all material terms and conditions of all licenses, permits, quotas, authorizations, registrations and other approvals that are necessary to the operation of, or relate solely to, the Company’s business (collectively, the “Permits”).  Each Permit is valid and in full force and effect and none of the Permits will be terminated, revoked, modified or become terminable or impaired in any respect for any reason, except as would not have a Material Adverse Effect.

4.10.

Receivables.  The accounts receivable and other receivables reflected on the Latest Balance Sheet, and those arising after the date thereof, are valid receivables that have arisen from bona fide transactions in the Company’s ordinary course of business, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except as and to the extent of the bad debt allowance reflected on the Latest Balance Sheet.

4.11.

Litigation.  There are no (a) actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person, nor any investigations or reviews by any Governmental Authority against or affecting the Company, pending or, to the Company’s knowledge, threatened, against or by the Company or any of its assets or which seek to enjoin or rescind the transactions contemplated by this Agreement; or (b) existing orders, judgments or decrees of any Governmental

Authority naming the Company as an affected party or otherwise affecting any of the assets or the business of the Company except as set forth in Schedule 3.

4.12.

Contracts.  None of he Company’s contracts, including those for real property for any and all tangible property, guarantees, non-compete agreements and all consulting or agency agreements contain a provision requiring the consent of any party with respect to the consummation of the transaction contemplated herein.  No notice of default or indemnification arising under any Scheduled Contract has been delivered to or by the Company.  Each Scheduled Contract is a legal, valid and binding obligation of the Company, and each other party thereto, enforceable against each such party thereto in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity, and neither the Company nor, to the Company’s knowledge, the other party thereto is in breach, violation or default thereunder.  The Company is not a party to and is not bound by any contract, agreement or any other instrument that currently has or would have a Material Adverse Effect.

4.13.

Labor and Employment Matters.  The Company has previously delivered to the Investors a complete and accurate list of all current employees, officers and directors of the Company, which list includes their base salaries and bonus.  All employees of the Company are employed on an at-will basis.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

4.14.

Intellectual Property.

(a)

The Company has previously delivered to the Investors a complete and accurate list and brief description or other identification of all Intellectual Property that are, as of the date hereof, owned, possessed, licensed or used by the Company.

(b)

The Company owns the entire right, title and interest in and to all of the Intellectual Property purported to be owned by the Company, free and clear of all Liens other than Permitted Liens, and has the right to use all Intellectual Property used by it.

(c)

The Company owns or possesses adequate licenses or other rights to use all Intellectual Property necessary to conduct its business as now conducted, and none of these licenses or other rights are subject to termination, cancellation, or change in terms as a result of this Agreement.

(d)

All Intellectual Property owned or held by any employee or consultant of the Company that is related to or necessary to the products and business of the Company, as currently carried on, has been duly and effectively transferred to the Company.

(e)

None of the Intellectual Property owned or used by the Company infringes on the valid and enforceable intellectual property rights of any other Person; (ii) all of the Intellectual Property owned or used by the Company is valid, subsisting, and enforceable; (iii) there are no claims, demands or proceedings outstanding, pending or, to the knowledge of the Company, threatened by any Person contesting or challenging the Company’s right to use any of the Intellectual Property; (iv) the Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property, except indemnities agreed to in the Company’s ordinary course of business consistent with past practice in connection with the sale, delivery or transfer of the Company’s products and services or included as part of the Company’s license agreements; and (v) there is no material Intellectual Property owned by a third-party which the Company is using without license to do so.

4.15.

Tax Matters.  The Company has, or will have prior to Closing (a) properly completed and filed on a timely basis all tax returns (federal, provincial, state, county, local and other) relating to all excise, payroll, real estate, capital stock, intangible, value-added, income, sales, use, service, employment, property and, without limitation of the foregoing, all other taxes of every kind and nature which the Company is required to file in connection with its business prior to the Closing Date (i.e., the due date for such tax return being on or before the Closing Date) and for which the non-payment of, or failure to file, could result in a Lien on any of the Company’s assets, or result in the Investors becoming liable or responsible therefor, and (b) paid in full all Taxes (as defined herein), interest, penalties, assessments or deficiencies shown to be due to any taxing authority on such returns.  The Company is not currently the beneficiary of any extension of time within which to file any such return.  The Company is not a party to any pending or, to the knowledge of the Company, any threatened action or proceeding against the Company for the assessment or collection of Taxes by any Governmental Authority, and there is no basis for any such action or proceeding.  There are no audits pending with respect to any liabilities for Taxes of the Company.

4.16.

Bank Accounts; Powers of Attorney.  The Company has previously delivered to the Investors a complete and accurate list of the names of all (i) financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom and a description of such accounts; and (ii) Persons holding general or special powers of attorney from the Company and copies thereof.

4.17.

Customers.  The Company has previously delivered to the Investors a complete and accurate list of the 10 largest customers of the Company (based on dollar amounts of products purchased) for the 12 months ended December 31, 2006 (the “Material Customers”) and the amounts for which the Company invoiced such Material Customers during such period.  All Material Customers continue to be customers of the Company.  The Company has not received any notice, nor to the knowledge of the Company, will any Material Customer reduce materially its business with the Company from the levels achieved during the 12 months ending December 31, 2006.  No Material Customer has notified the Company of its intent to terminate its relationship or provided notice of non-renewal of its relationship with the Company or, to the knowledge of the Company, threatened to do so.  The Company is not involved in any material claim, dispute or controversy with any Material Customer.  No group of non-Material Customers have independently taken any of the actions listed above in this Section 4.17 that in the aggregate would have a Material Adverse Effect.  To the knowledge of the Company, since December 31, 2006 there has been no other material adverse change in the relationship between the Company and any Material Customer.

4.18.

Indemnification, Guarantee or Assumption of Liability Obligations.  The Company is not a party to any Contract that contains any provisions requiring the Company to indemnify, guarantee or assume liabilities of any Person.  There is no event, circumstance or other basis that could give rise to any indemnification, guarantee or assumption of liabilities obligation of the Company to its officers and directors under the Company’s Articles of Incorporation, Bylaws, similar governing documents, or any Contract between the Company and any of its officers or directors or to any other Person under any Contract.

4.19.

Employee Benefit Plans.  The Company does not have any liability arising directly or indirectly under Section 412 of the Code, or Section 302 of Title IV of ERISA. The Company does not have any liability arising directly or indirectly to or with respect to any “multiemployer plan”

within the meaning of Section 4001(a)(3) of ERISA.  The Company does not have any liability arising under the Consolidated Omnibus Reconciliation Act of 1985, as amended, Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.  Nothing has occurred or failed to occur with respect to any Company Pension Plan that could result in any liability to the Investors.

4.20.

Disclosure.  No representation or warranty by the Company in this Agreement and no statement contained or to be contained in any document, certificate or other writing furnished or to be furnished by the Company to the Investors, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  There is no fact that has not been disclosed to the Investors of which any officer or director of the Company is aware which has or could reasonably be expected to have a Material Adverse Effect.

4.21.

Investigation by the Investors.  Notwithstanding anything to the contrary in this Agreement, (i) no investigation by the Investors shall affect the representations and warranties of the Company under any of the Transaction Documents or contained in any other writing to be furnished to the Investors in connection with the transactions contemplated thereunder, and (ii) such representations and warranties shall not be affected or deemed waived by reason of the fact that the Investors knew or should have known that any of the same is or might be inaccurate in any respect.

4.22.

Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all Permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such Permit, license or approval.

4.23.

Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

4.24.

Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.25.

Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.26.

SEC Documents: Financial Statements.  Since June 30, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Investors or their representatives, or made available through the Commission’s website at www.sec.gov., complete and accurate copies of the SEC Documents.  As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in the Transaction Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.27.

10(b)-5.  The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

4.28.

Acknowledgment Regarding Investor’s Purchase of the Preferred Stock.  The Company acknowledges and agrees that the Investors are acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that the Investors are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investors or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Investor’s purchase of the Preferred Stock or the Conversion Shares.  The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

4.29.

No General Solicitation.  None of the Company, its subsidiaries or Affiliates (as defined herein), nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Preferred Stock.

4.30.

No Integrated Offering.  None of the Company, its subsidiaries or Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Preferred Stock under the Securities Act or cause this offering of the Preferred Stock to be integrated with prior offerings by the Company for purposes of the Securities Act.

4.31.

Certain Transactions.  Except for arm’s-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC

Documents, none of the officers, directors, or employees of the Company, its subsidiaries or Affiliates is presently a party to any transaction with the Company, its subsidiaries or Affiliates (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.32.

Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties, including but not limited to, current or former shareholders of the Company, its subsidiaries, Affiliates, underwriters, brokers, agents or other third parties.

4.33.

No Material Adverse Breaches, etc.  None of the Company, its subsidiaries or Affiliates is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  None of the Company, its subsidiaries or Affiliates is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

5.

Representations of the Investors.  Each of the Investors severally represents to the Company for such Investor that:

5.1.

Investment Intent.  The shares of the Series A Stock and the Conversion Shares into which such shares may be converted that are being acquired by the Investor are being purchased for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof.  The Investor has no present plan or intention to engage in a sale, exchange, transfer, distribution, redemption, reduction in any way of the Investor’s risk of ownership by short sale or otherwise, or other disposition, directly or indirectly of the Series A Stock being acquired by the Investor pursuant to the Transaction Documents or the Conversion Shares into which such shares may be converted.  The Investor is able to bear the economic risk of its investment and has the knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks (including tax considerations) of its investment, including the high degree of risk of loss of the Investor’s entire investment herein.

5.2.

Restrictions on Resale, Rule 144.  The Investor understands that the shares of the Series A Stock have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor.  The Investor further understands that the Series A Stock may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.  The Investor also understands that the Conversion Shares will be issued without prior registration thereof under the Securities Act or applicable state securities laws in reliance upon Section 4(2) of the Securities Act and transactional exemptions from registration under applicable state securities laws based upon appropriate representations of the Investor.  As such, the Conversion Shares will be subject to transfer restrictions similar to restrictions applicable to the Series A Stock.  The Investor understands that (i) an exemption from such registration is not presently available pursuant to

Rule 144 promulgated under the Securities Act by the Commission, (ii) the Company has made no commitment to become eligible for Rule 144, and (iii) in any event the Investor may not sell any securities acquired hereunder pursuant to Rule 144 prior to the expiration of a one-year period (or such other period as the Commission may hereafter adopt) after the Investor has acquired such securities.  The Investor understands that any sales pursuant to Rule 144 can be made only in full compliance with the provisions of Rule 144.

5.3.

Location of Principal Office, Qualification as an Accredited Investor, etc.  The state in which the Investor’s principal office (or domicile, if the Investor is an individual) is located is the state set forth in the Investor’s address on Schedule 1.  The Investor by execution of this Agreement hereby represents that he, she or it qualifies as an “accredited investor” for purposes of Regulation D promulgated under the Securities Act.  The Investor (i) is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and bear the loss of its entire investment in the Series A Stock, and (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it pursuant to this Agreement.  If other than an individual, the Investor also represents it has not been organized solely for the purpose of acquiring the Series A Stock or the Conversion Shares.

5.4.

Acts and Proceedings.  The Investor has full power and authority to enter into and perform under the Transaction Documents in accordance with their respective terms.  The Transaction Documents have been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor and enforceable against the Investor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the remedy of specific enforcement and other equitable remedies.

5.5.

Exculpation Among Investors.  The Investor acknowledges that in making the decision to invest in the Company, the Investor is not relying on any other Investor or upon any person, firm or company, other than the Company and its officers, employees and/or directors.  The Investor agrees that none of any of the other Investors, nor their partners, employees, officers or controlling persons, shall be liable for any actions taken by the Investor, or omitted to be taken by the Investor, in connection with such investment.

5.6.

Disclosure of Information.  The Investor represents that the Company has made available to the Investor at a reasonable time prior to the execution of the Transaction Documents the  opportunity to ask questions and receive answers from the Company’s management concerning the Company’s business, management and financial affairs, the terms and conditions of the offering of the Series A Stock and to obtain any additional information (that the Company possesses or can acquire without unreasonable effort or expense) as may be necessary to verify the accuracy of information furnished to such Investor.  Investor further represents that it, except as otherwise provided by law, is entering into the Transaction Documents and is acquiring the Series A Stock without any representation or warranty, express or implied, by the Company or any of its officers, directors, employees or affiliated, except as expressly set forth in this Agreement.  The foregoing, however, does not limit or modify the representations and warranties of the Company in the Transaction Documents or the right of the Investors to rely thereon.

5.7.

Legend; Stop Transfer.  The Series A Stock, and any Conversion Shares issued upon conversion thereof, shall bear a legend substantially similar to the following:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company shall make a notation regarding the restrictions on transfer of the Series A Stock and any such Conversion Shares in its books and the Series A Stock and any such Conversion Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel satisfactory to the Company that such registration is not required.

Any legend endorsed on a certificate pursuant to this Section 5.7 shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such securities may be made without registration.  In addition, if the holder of such securities delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in this Section 5.7.

5.8.

No Brokers or Finders.  No person, firm or corporation has or will have, as a result of any contractual undertaking by the Investor, any right, interest or valid claim against the Investor or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by the Transaction Documents.  Each responsible Investor will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable.

5.9.

No Governmental Review.  Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Stock or the Conversion Shares, or the fairness or suitability of the investment in the Preferred Stock or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Stock or the Conversion Shares.

5.10.

Receipt of Documents.  Each Investor and his or its counsel has received and read in their entirety: (i) the Transaction Documents and each representation, warranty and covenant set forth therein; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended December 31, 2006; (iv) the Company’s Form 10-QSB for the fiscal quarter ended June 30, 2007; and (v) answers to all questions each Investor submitted to the Company regarding an investment in the Company and each Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

5.11.

Due Formation of Corporate and Other Investors.  If the Investors are a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Preferred Stock and is not prohibited from doing so.

5.12.

No Legal Advice From the Company.  Each Investor acknowledges, that it had the opportunity to review the Transaction Documents and the transactions contemplated thereby with his or its own legal counsel and investment and tax advisors.  Each Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company, its subsidiaries, Affiliates or any of their respective representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by the Transaction Documents or the securities laws of any jurisdiction.

6.

Covenants.

6.1.

Best Efforts.  Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 8 and 9 hereof.

6.2.

Reporting Status.  Until the earlier of (i) the date as of which the Investors may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Preferred Stock are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the Commission pursuant to the Exchange Act and the regulations of the Commission thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

6.3.

Registration of Shares.

(a)

The Company shall file a registration statement with the Commission within thirty (30) days following a written request by the Holder (the “Filing Date”) covering the Preferred Stock.  The Company agrees that if the Filing Date exceeds ninety (90) days or the date the registration statement is declared effective (the “Effective Date”) exceeds one hundred twenty (120) days from the Filing Date (the “Penalty Date”), an aggregate penalty of Two Thousand Five Hundred Dollars ($2,500) per day shall accrue for each day the Filing Date and/or the Effective Date exceeds the Penalty Date, pro-rated for partial periods.  The Company agrees not to include any other shares for registration in said registration statement without the Holder’s written consent.  Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).  The Company shall notify the Holders via facsimile of the effectiveness of the Registration Statement within one (1) Trading Day of the day that the Company receives notification of the effectiveness from the Commission.

(b)

In the event (i) the Registration Statement to be filed with the Commission has not been declared effective by the Commission on or prior to the Effective Date and the Company has not used its best efforts to have such Registration Statement declared effective by the Commission on or prior to the Effective Date or (ii) after the Effective Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective and the Company has not used its best efforts to have such Registration Statement remain continuously effective as to all Registrable Securities for which it is required to be effective (each such date on or after the Effective Date that the Company has not used its best efforts to have such Registration Statement declared effective or such date as the Company has not used its best efforts to have such Registration Statement remain continuously effective as to all Registrable Securities for which it is required to be effective referred to as a (“Default Date”), then the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to Two Thousand Five Hundred Dollars ($2,500) per day shall accrue for each month the Filing Date and/or the Effective Date exceeds the penalty date.

6.4.

Reservation of Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares.  If at any time the Company does not have available such shares of Common Stock as shall from time-to-time be sufficient to effect the conversion of all of the Conversion Shares, then the Company and its management shall, upon the written request of the Investors, do the following: (i) call and hold a special meeting of the shareholders within thirty (30) days of such occurrence for the sole purpose of increasing the number of shares authorized, (ii) recommend to the shareholders that they vote in favor of increasing the number of shares of Common Stock authorized, and (iii) vote all of their shares in favor of increasing the number of authorized shares of Common Stock.

6.5.

Listings or Quotation.  If not already done prior to the Closing, the Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.’s Over-The-Counter Bulletin Board (“OTCBB”) or other market, if any, upon which shares of Common Stock are then listed or quoted.  The Company shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time-to-time issuable under the terms of this Agreement.  The Company shall maintain the Common Stock’s authorization for quotation on the OTCBB.

6.6.

Fees and Expenses.  Each of the Company and the Investors shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

6.7.

Corporate Existence.  So long as any of the Preferred Stock remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of each Investor.  In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 6.7 will thereafter be applicable to the Preferred Stock.

6.8.

Transactions With Affiliates.  So long as any Preferred Stock is outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any investment in an Affiliate of the Company, (iii) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (iv) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company (for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be considered a disinterested director with respect to any such agreement, transaction, commitment, or arrangement).  Notwithstanding the foregoing, for purposes of this Section 6.8, the Investors and their respective Affiliates shall not be considered Affiliates of the Company.

6.9.

Transfer Agent.  The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent agree to be bound by the terms of any transfer agent instructions issued by the Company and in place as of the date hereof.

6.10.

Restriction on Issuance of the Capital Stock.  So long as any Preferred Stock is outstanding, the Company shall not, without the prior written consent of the Investors, which shall not be unreasonably withheld, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price determined immediately prior to it’s issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8.

6.11.

Rights of First Refusal.  So long as any portion of Preferred Stock is outstanding, if the Company intends to raise additional capital by the issuance or sale of Capital Stock of the Company, including without limitation shares of any class of common stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of common stock (whether the offering is conducted by the Company, underwriter, placement agent or any third-party) the Company shall be obligated to offer to the Investors such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock  to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the obligor, underwriters, brokers, agents or other third parties.  The Investors shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

7.

Conditions To The Company’s Obligation To Sell.  The obligation of the Company hereunder to issue and sell the Preferred Stock to the Investors at the Closing(s) is subject to the satisfaction, at or before the Closing Date(s), of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

7.1.

Each Investor shall have executed the Transaction Documents and delivered them to the Company.

7.2.

The Investors shall have delivered to the Company the Purchase Price for Preferred Stock in respective amounts as set forth next to each Investor as outlined on Schedule 1 attached hereto, minus any fees to be paid directly from the proceeds of the Closings as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

7.3.

The representations and warranties of the Investors shall be true and correct in all material respects as of the date when made and as of the Closing Date(s) as though made at that time (except for representations and warranties that speak as of a specific date), and the Investors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing Date(s).

8.

Conditions To The Investor’s Obligation To Purchase.  The obligation of the Investors hereunder to purchase the Preferred Stock at the Closing(s) is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investors’ sole benefit and may be waived by the Investors at any time in their sole discretion:

8.1.

The Company shall have executed the Transaction Documents and delivered the same to the Investors.

8.2.

The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Preferred Stock shall be approved by the OTCBB.

8.3.

The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 hereof, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Document to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  If requested by the Investor, the Investor shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor.

8.4.

The Company shall have delivered to the Investors the Preferred Stock in the respective amounts set forth opposite each Investors’ name on Schedule 1 attached hereto.

8.5.

The Company shall have delivered to the Investors a certificate of good standing from the Nevada Secretary of State.

8.6.

The Company shall have filed a form UCC-1 or such other forms as may be required to perfect the Investor’s interest in the Pledged Collateral as described in the Security Agreement and delivered proof of such filing to the Investors.

8.7.

The Company shall have delivered to the Investor an acknowledgement, to the satisfaction of the Investor, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

8.8.

The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

8.9.

The Company shall have certified to the Investors that all conditions to the Closing have been satisfied and that the Company will file a registration statement with the Commission in compliance with the rules and regulations promulgated by the Commission for filing thereof two (2) business days after the Closing.  If requested by the Investor, the Investor shall have received a certificate, executed by the two officers of the Company, dated as of the Closing Date, to the foregoing effect.

8.10.

No Events of Default shall have occurred under the Transaction Documents.

9.

Indemnification.

9.1.

In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Preferred Stock and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investors and each other holder of the Preferred Stock and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other instrument, document or agreement executed pursuant thereto by any of the parties thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or the Conversion Shares or the status of the Investor or holder of the Preferred Stock or the Conversion Shares.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9.2.

In consideration of the Company’s execution and delivery of the Transaction Documents, and in addition to all of the Investor’s other obligations under the Transaction Documents, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investors in the Transaction Documents, instrument or document contemplated thereby or executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investors contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby or executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other instrument, document or agreement executed pursuant thereto by any of the parties thereto.  To the extent that the foregoing undertaking by each Investor may be unenforceable for any reason, each Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

10.

Definitions.  The following terms, as used herein, have the following meanings:

10.1.

“Affiliate” means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

10.2.

“Agreement” has the meaning set forth in the Introduction.

10.3.

“Applicable Law” means, with respect to any Person, any domestic or foreign, federal, state or local common law or duty, case law or ruling, statute, law, ordinance, policy, guidance, rule, administrative interpretation, regulation, code, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates or Plan Affiliates).

10.4.

“Capital Stock” has the meaning set forth in Section 4.3 hereof.

10.5.

“Articles of Incorporation” means the Company’s Articles of Incorporation as filed with the Nevada Secretary of State, as may be amended from time to time.

10.6.

“Closing” has the meaning set forth in Section 3 hereof.

10.7.

“Closing Date” has the meaning set forth in Section 3 hereof.

10.8.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations or other binding pronouncements promulgated thereunder.

10.9.

“Common Stock” has the meaning set forth in Section 1 hereof.

10.10.

“Company” has the meaning set forth in the Introduction.

10.11.

“Compensation Plan” means any material benefit or arrangement that is not either a Pension Plan or a Welfare Plan, including, without limitation, (i) each employment or consulting agreement, (ii) each arrangement providing for insurance coverage or workers’ compensation benefits, (iii) each bonus, incentive bonus or deferred bonus arrangement, (iv) each arrangement providing termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each current or deferred compensation agreement, arrangement or policy, (vii) each compensation policy and practice maintained by the Company or any ERISA Affiliate of the Company covering the employees, former employees, directors and former directors of the Company and the beneficiaries of any of them, and (viii) each agreement, arrangement or plan that provides for the payment of compensation to any person who provides services to the Company and who is not an employee, former employee, director or former director of the Company.

10.12.

“Consent” or “Consents” have the meanings set forth in Section 4.5 hereof.

10.13.

“Contracts” means all contracts, agreements, options, leases, licenses, sales and accepted purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Company is a party on the Closing Date, including the Scheduled Contracts.

10.14.

“Conversion Shares” has the meaning set forth in Section 1 hereof.

10.15.

“Disclosure Schedule” has the meaning set forth in Section 4 hereof.

10.16.

“Effective Date” has the meaning set forth in Section 6.3 hereof.

10.17.

“Employee Benefit Plan” means all Pension Plans, Welfare Plans and Compensation Plans.

10.18.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

10.19.

“ERISA Affiliate” means any “person,” within the meaning of Section 7701(a)(1) of the Code, that together with the Company is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 3(5) or 4001(b)(1) of ERISA.

10.20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

10.21.

“Filing Date” has the meaning set forth in Section 6.3 hereof.

10.22.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

10.23.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

10.24.

“Intellectual Property” means all rights in patents, patent applications, trademarks (whether registered or not), trademark applications, service mark registrations and service mark applications, trade names, trade dress, logos, slogans, tag lines, uniform resource locators, Internet domain names, Internet domain name applications, corporate names, copyright applications, registered copyrighted works and commercially significant unregistered copyrightable works (including proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works), technology, software, trade secrets, know-how, technical documentation, specifications, data, designs and other intellectual property and proprietary rights used in or necessary to the conduct of the business of the Company, but excluding third-party off-the-shelf computer programs.

10.25.

“Investors” has the meaning set forth in the Introduction.

10.26.

“Latest Balance Sheet” has the meaning set forth in Section 4.6(a) hereof.

10.27.

“Latest Financial Statements” has the meaning set forth in Section 4.6(a) hereof.

10.28.

“Liability” or “Liabilities” means any liabilities, obligations or claims of any kind whatsoever whether absolute, accrued or un-accrued, fixed or contingent, matured or un-matured,

asserted or unasserted, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due, including without limitation any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Company’s income, or any other debts, liabilities or obligations relating to or arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date hereof, whether or not known, due or payable, whether or not the same is required to be accrued on the financial statements or is disclosed on the Disclosure Schedule.

10.29.

“Lien” means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse claim or charge of any kind in respect of such asset.

10.30.

“Material Adverse Effect” means, with respect to the Company, an individual or cumulative adverse change in or effect on its business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties, liabilities or prospects (financial or otherwise) that (i) is reasonably expected to be materially adverse to its business, properties, working capital condition (financial or otherwise), assets, liabilities or prospects (financial or otherwise); or (ii) would prevent it from consummating the transactions contemplated hereby.

10.31.

“Material Customers” has the meaning set forth in Section 4.17 hereof.

10.32.

“Ordinary Course of Business” means any action taken by the Company that is (i) consistent with its past practices and is taken in the ordinary course of its normal day-to-day operations, and (ii) not required to be specifically authorized by its Board of Directors.

10.33.

“Penalty Date” has the meaning set forth in Section 6.3 hereof.

10.34.

“Pension Plan” means an “employee pension benefit plan” as such term is defined in Sections 3(2) or 3(3) of ERISA and all other material employee benefit arrangements or programs relating to the Company’s business, including, without limitation, any such arrangements or programs providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance and life insurance, sponsored or maintained by the Company or any Affiliate of the Company or to which the Company or any Affiliate of the Company is obligated to contribute thereunder on behalf of any current or former employee who performed services with respect to the Company’s business.

10.35.

“Permits” has the meaning set forth in Section 4.9 hereof.

10.36.

“Permitted Liens” means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the Ordinary Course of Business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of Social Security or to secure the performance of leases, trade contracts or other similar agreements; and (iii) other Liens set forth on the Disclosure Schedule; provided, however, that, with respect to each of clauses (i) through (iii), to the extent that any such Lien on that arose prior to the date of the Latest Balance Sheet and relates to, or secures the payment of, a Liability that is required to be accrued for under GAAP, such Lien shall not be a Permitted Lien unless all such Liabilities have been fully accrued or otherwise reflected on the Latest

Balance Sheet.  Notwithstanding the foregoing, no Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Employee Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Employee Benefit Plan shall be a Permitted Lien.

10.37.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization, including a Governmental Authority.

10.38.

“Plan Affiliate” means, with respect to any Person, any Employee Benefit Plan sponsored by, maintained by or contributed to by such Person, and with respect to any Employee Benefit Plan, any Person sponsoring, maintaining or contributing to such plan or arrangement.

10.39.

“Preferred Stock” has the meaning set forth in Section 1 hereof.

10.40.

“Purchase Commitment” has the meaning set forth in Section 2 hereof.

10.41.

“Scheduled Contracts” has the meaning set forth in Section 4.12 hereof.

10.42.

“SEC Documents” has the meaning set forth in Section 4.26 hereof.

10.43.

“Securities Act” means the Securities Act of 1933, as amended.

10.44.

“Security Agreement” has the meaning set forth in the Recitals.

10.45.

“Series A Stock” has the meaning set forth in the Recitals.

10.46.

“Tax” or “Taxes” means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value-added tax, severance tax, prohibited transaction tax, premiums tax, environmental tax, intangibles tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax.  The term Tax shall also include any Liability of the Company for the Taxes of any other Person under U.S. Treasury Regulations Section 1.1502-6 (or similar provisions of state, local or foreign law), as a transferee or successor by contract or otherwise.

10.47.

“Tax Return” means all returns, declarations, reports, estimates, forms, information returns and statements or other information required to be filed with respect to any Tax.

10.48.

“Transaction Documents” has the meaning set forth in Section 4.2 hereof.

10.49.

“Welfare Plan” means an “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4 of ERISA).

11.

Miscellaneous.

11.1.

Waivers, Amendments and Approvals.  In each case in which approval of the Investors is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written action of the Investors.  With the written consent of the Investors, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) and with the written approval of the Investors, the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall amend the terms of the shares of the Series A Stock as set forth in the Articles of Incorporation (any such amendment to the terms of the shares of Series A Stock shall require the vote of the holders of shares of Series A Stock called for by the Articles of Incorporation).

11.2.

Written Changes, Waivers, etc.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 11.1 hereof.

11.3.

Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.  All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party or parties to be notified at such address or addresses as such party or parties may designate by one of the indicated means of notice herein to the other party or parties hereto.

11.4.

Survival of Representations, Warranties, Etc.  All representations, warranties, covenants and agreements contained herein, including the indemnification obligations set forth in Section 9 hereof, shall survive after the execution and delivery of this Agreement or such certificate or document, as the case may be, for a period of two (2) years.

11.5.

Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.6.

Other Remedies.  Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

11.7.

Attorney Fees.  Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).  The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.  A party not entitled to recover its costs shall not be entitled to recover attorney fees.  No sum for attorney fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorney fees.

11.8.

Entire Agreement.  This Agreement, the exhibits hereto, the documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

11.9.

Severability.  Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

11.10.

Successors and Assigns; Assignment.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the parties hereto, including the holder(s) from time-to-time of any of the Series A Stock.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  Notwithstanding anything in this Agreement to the contrary, the Investors may assign this Agreement, and all or any of their rights or obligations hereunder, to any person or entity without the consent of the Company.  The Company may not assign this Agreement, or any of its rights or obligations hereunder, without the prior consent of the Investors, which consent may be given or withheld in the Investors’ sole and absolute discretion.

11.11.

Governing Law.  The validity, terms, performance and enforcement of this Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

11.12.

Counterparts.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.13.

Publicity.  The Company and the Investors shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Investors, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Investors in connection with any such press release or other public disclosure prior to its release and Investors shall be provided with a copy thereof upon release thereof).

11.14.

Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11.15.

Tacking.  For purposes of calculating the holding period for the Preferred Stock purchased pursuant to this Agreement, Dutchess shall tack back to the holding periods for the seventy-two (72) Existing Debentures (as such term is defined in the Amended and Restated Debenture issued by the Company to Dutchess of even date herewith) and the Company shall not adopt a position inconsistent with the foregoing or contest such tacking for any reason, and the Company shall use its best efforts to cooperate with Dutchess in any efforts Dutchess may undertake to assert such tacking in connection with the future sale of the Preferred Stock purchased pursuant to this Agreement or any securities issued upon the conversion of such Preferred Stock or any other purpose.

11.16.

Threshold Payment.  The Company must make a prepayment to the Holder when the aggregate amount(s) of one or more financing (“Financing”) received by the Company is in excess of One Million Dollars ($1,000,000) (the “Threshold Amount”).  The Company agrees to pay fifty percent (50%) of any proceeds raised by the Company over the Threshold Amount toward the prepayment of the Preferred Stock and dividends thereon until the Preferred Stock is redeemed in full.  The prepayments shall be made to the Holder within one (1) business day of the Company’s receipt of the Financing, and the failure by the Company to strictly adhere to the foregoing shall constitute an Event of Default.  The Threshold Amount shall also pertain to any assets sold, transferred or disposed of by the Company and any cash balances in the Company’s bank or brokerage accounts at the end of each month.

11.17.

No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11.18.

Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

11.19.

Disputes Under the Agreement. All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws.  The parties to this Agreement shall submit all disputes arising under this Agreement to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (the “AAA”).  The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts.  No party hereto will challenge the jurisdiction or venue provisions as provided in this section.  Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Debenture from a court of law.  Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in herein, fully adjudicates the dispute.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Series A Convertible Preferred Stock Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE COMPANY: CHALLENGER POWERBOATS, INC.
By: ___Laurie A. Phillips_______________ Name: Laurie Phillips Its: President and Chief Executive Officer

SCHEDULE 1

List of Investors, Signatures and Purchase Commitments

Name	Signature	Address/Facsimile Number of Investor	Purchase Commitment ($)	Purchase Commitment (# Shares)

Dutchess Private Equities Fund Ltd.	___________________ Douglas H. Leighton, Director	Douglas H. Leighton c/o Dutchess Capital Management 50 Commonwealth Ave., Suite 2 Boston, MA 02116 Tel: 617-301-4700 Fax: 617-249-0947	$ 2,000,000	200,000

DISCLOSURE SCHEDULE

SCHEDULE 3

LITIGATION SCHEDULE